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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE

CONTACT:      LARRY T. LAKIN
              Chief Financial Officer
              (248) 712-7007

FRANK'S NURSERY & CRAFTS BANKRUPTCY COURT APPROVES THE COMPANY'S
DISCLOSURE STATEMENT FOR THE COMPANY'S FIRST AMENDED PLAN OF REORGANIZATION

Troy, Michigan, March 14, 2002 - Frank's Nursery & Crafts, Inc. and FNC Holdings Inc. announced that, on March 12, 2002, the U.S. Bankruptcy Court for the District of Maryland, Baltimore Division (the "Court") approved the Company's Disclosure Statement for their First Amended Joint Plan of Reorganization (the "Disclosure Statement") as containing adequate information. Consequently, the Company will commence solicitation of votes from creditors and equity holders for approval of the First Amended Joint Plan of Reorganization, (the "Plan").

The Court has scheduled a hearing on May 1, 2002 for consideration of confirmation of the Plan and set April 19, 2002 as the deadline both for filing objections to confirmation of the Plan and for submitting ballots on the Plan. In addition, the Court established February 28, 2002 (the "Record Date") as the record date for the purpose of determining which creditors and equity holders may be entitled to vote on the Plan.

Frank's currently operates 170 stores in fourteen states and is the largest United States chain (as measured by sales) of specialty retail stores devoted to the sale of lawn and garden products. Frank's is also a leading retailer of Christmas trim-a-tree merchandise, artificial flowers and arrangements, garden and floral crafts, and home decorative products.

The revised Disclosure Statement approved by the court and the Plan will be available on Frank's Nursery & Craft's website on March 19. www.franks.com


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                                    - more -

Any statements in this release that may be considered forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in periodic reports filed by the Company with the Securities and Exchange Commission that the Company urges investors to consider. Neither this release nor the posting of the Disclosure Statement or Plan on Frank's website shall constitute a solicitation of acceptances on the Plan. The Court's approval of the Disclosure Statement does not constitute approval of the Plan, which approval shall be considered by the court at the May 1, 2002 confirmation hearing.

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